                                                                   EXHIBIT 10.83

                               AMENDMENT TO LEASE

      THIS AGREEMENT is made as of October 1, 2004 (the "EFFECTIVE DATE"), by and between BIT HOLDINGS FORTY-EIGHT, INC., a Maryland corporation ("LANDLORD"), and PEERLESS SYSTEMS IMAGING PRODUCTS, INC., a Washington corporation ("TENANT").

                                    RECITALS

      A. INTRAROCK 1 LLC, a Delaware limited liability company ("INTRAROCK"), as landlord, and Tenant, as tenant, entered into a lease dated as of March 15, 2000 for certain premises (the "PREMISES") located on the Fourth (4th) Floor of the building commonly known as "CREEKSIDE ONE BUILDING" located at 20415-72nd Avenue South, Kent, Washington (the "LEASE"). The Premises contain 10,756 rentable square feet and are more particularly described in the Lease. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Lease.

      B. Landlord is a successor in interest to Intrarock and the current owner of the Land and Building, having acquired the Land and Building from Intrarock.

      C. Landlord and Tenant have agreed to make certain modifications to the terms of the Lease in accordance with the terms of this Agreement.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Landlord and Tenant agrees as follows:

      1. Lease Term. The Lease Term is hereby extended for a new Term of sixty eight (68) months commencing on the Effective Date, such that the Expiration Date as defined in the Lease shall be extended to May 31, 2010.

      2. Base Rent. Commencing on the Effective Date, and continuing through November 30, 2004, Tenant shall continue to make payments of Monthly Base Rent and Additional Rent (including without limitation the tenant improvement reimbursement payments payable under the Lease) in accordance with the original terms of the Lease. Commencing on December 1, 2004, the Schedule of Monthly Base Rent set forth in Section 1(f) of the Lease shall be revised as follows:

                                                              AMEND TO LEASE 3.2

        Period                        Monthly Base Rent
----------------------             ----------------------
12/1/2004 to 9/30/2005             $9,859.67 ($11.00/rsf)

10/1/2005 to 9/30/2006             $10,307.83 ($11.50/rsf)

10/1/2006 to 9/30/2007             $10,756.00 ($12.00/rsf)

10/1/2007 to 9/30/2008             $11,204.17 ($12.50/rsf)

10/1/2008 to 9/30/2009             $11,652.33 ($13.00/rsf)

10/1/2009 to 5/31/2010             $12,100.50 ($13.50/rsf)

      3. Rent Adjustment. So long as Tenant is not in default beyond the expiration of any applicable notice and cure period, (a) Monthly Base Rent for December 2004 through August 2005 shall be waived, and (b) Tenant shall be entitled to a credit against Monthly Base Rent for the month of September 2005 in the amount of $3,244.08 (collectively, the "RENT ADJUSTMENT"). Notwithstanding the Rent Adjustment, Tenant shall remain liable for Tenant's share of Operating Costs and Real Property Taxes in accordance with Section 5 of the Lease.

      4. Termination of Additional Allowance Reimbursement. So long as Tenant is not in default beyond the expiration of any applicable notice and cure period, effective on December 1, 2004, Tenant shall no longer be responsible for monthly payments made with respect to the repayment of the Additional Allowance (additional Tenant Improvement costs) advanced by Landlord under Exhibit D to the Lease and confirmed in the Confirmation of Lease Terms dated August 28, 2000.

      5. Tenant's Share of Operating Costs and Real Property Taxes. Effective December 1, 2004, Section 5(b)(i) of the Lease is hereby amended as follows:

      (a) The 5% administrative fee on Operating Costs described in the first sentence shall be eliminated.

      (b) In no event shall the controllable components of Tenant's Share of Operating Costs and Real Property Taxes (e.g., components other than taxes, insurance, utility charges or snow removal) be increased for any given Lease Year by more than five percent (5%) over the prior Lease Year.

      (c) "Operating Costs" shall not include costs incurred by Landlord for the replacement or repair of capital expense items which are Landlord's responsibility to maintain, such as foundation, walls, and roof structure (except maintenance of roof overlays).

                                                              AMEND TO LEASE 3.2

      6. Waiver of Right to Terminate. Section 28(e) of the Lease is hereby deleted in its entirety.

      7. Right of First Opportunity. Section 28(g) of the Lease is deleted in its entirety and replaced with the following:

            (g) Right of First Opportunity. Tenant shall have an ongoing right of first opportunity (the "RFO") to lease any space on the Fourth (4th) Floor of the Building which becomes available for lease during the current Lease Term (the "RFO Space"). Tenant's rights to the RFO Space shall be subject to the expansion and extension rights of other tenants of the Building, and space will not be considered available if the tenant then occupying the RFO Space agrees with Landlord to extend the term of its lease with respect to all or a portion of the RFO Space. Prior to leasing any RFO Space to a third party, Landlord will first advise Tenant in writing (the "RFO Notice") of the amount of any RFO Space which is available and the terms and conditions under which Landlord is prepared to lease the subject RFO Space to Tenant. If the RFO Notice is given during the last thirty six (36) months of the current Lease Term, Landlord may require that Tenant exercise the Extension Option described in Section 3(c) of the Lease. Tenant shall have ten (10) business days after receiving an RFO Notice to notify Landlord in writing that Tenant desires to lease all of the subject RFO Space under the terms and conditions set forth in the RFO Notice. Such terms shall reflect market terms in the local South King County submarket, including but not limited to any and all concessions that might be offered to any other prospective tenant, rental rate, escalations, allowances, commissions and tenant rights. If Tenant fails to timely notify Landlord of its interest in leasing all of the subject RFO Space, Landlord shall be free to lease the RFO Space to any other person or entity, regardless of the length of time it takes Landlord to re-let the RFO Space or the terms upon which it is ultimately re-let. The RFO would again apply to any RFO Space which later becomes available for lease only after re-letting and subsequent expiration of the new lease.

      8. Survival of Extension Option. The Extension Option set forth in Section 3(c) of the Lease shall remain available to Tenant at the end of the Term, as extended by the terms of this Agreement.

      9. Waiver of Recapture Right. Section 16(b) of the Lease is hereby deleted in its entirety. In lieu of Landlord's Recapture Right, any rent payable to Tenant under an approved sublease in excess of Base Rent (per square foot) payable hereunder, or any additional consideration paid to Tenant arising from an assignment or sublease approved by Landlord, shall be divided equally between Landlord and Tenant, and Landlord's portion shall be payable by Tenant to Landlord as additional rent under the Lease.

                                                              AMEND TO LEASE 3.2

      10. Alterations by Tenant; Construction Labor Matters. Tenant acknowledges that Landlord may condition its consent to any proposed alterations to the Premises by Tenant pursuant to Section 11 of the Lease upon the management of the construction of such alterations by Landlord or its property manager, for a reasonable fee which shall not exceed five percent (5%) of the cost of the project. Also notwithstanding any provision of the Lease to the contrary, Tenant agrees that if, at any time during the Lease Term, it shall construct or alter the improvements on or about the Premises, Tenant shall cause such construction or alteration work to be performed by contractors who shall employ craft workers who are members of unions that are affiliated with the AFL-CIO Building and Construction Trades Department (the "LABOR COVENANT"). Tenant shall include the Labor Covenant in each of its contracts for such construction or alteration work. Tenant shall provide such evidence as Landlord may reasonably require, from time to time during the course of such construction or alteration work, that the Labor Covenant is being fully and faithfully observed and Tenant shall include the obligation to provide such evidence in each contract entered into by Tenant for such construction or alteration work. Tenant agrees that it shall incorporate the foregoing requirements in any sublease of the Premises.

      11. Confidentiality. Landlord and Tenant shall keep the terms of the Lease, as amended by this Agreement, confidential and shall not disclose the material terms of the Lease, or disseminate or distribute any information concerning the terms of the Lease to any third party without the prior written consent of the non-disclosing party. Notwithstanding the foregoing, the foregoing restrictions shall not preclude Tenant from making disclosures of financial and other information required to be made by Tenant in connection with financial or other reporting required of Tenant as a publicly traded company. Furthermore, the foregoing shall not prohibit Landlord from providing such information to prospective purchasers or lenders in connection with any proposed sale or financing of the land and building. Finally, the foregoing shall not preclude Landlord or Tenant from disclosing information regarding the terms of the Lease with financial and legal advisors, accountants, investors, in financial statements, or as required by law.

      12. No Other Changes. Except as expressly modified or amended by this Agreement, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect. To the extent any of the terms and conditions of the Lease conflict with any of the terms or conditions of this Agreement, this Agreement shall control.

                                                              AMEND TO LEASE 3.2

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the Effective Date.

                                            LANDLORD:

                                            BIT HOLDINGS FORTY-EIGHT, INC., a
                                            Maryland corporation

                                            By _________________________________

                                                  Its __________________________

                                            TENANT:

                                            PEERLESS SYSTEMS IMAGING PRODUCTS,
                                            INC., a Washington corporation

                                            By _________________________________

                                                  Its __________________________

                                                              AMEND TO LEASE 3.2

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

      On this _____ day of ______________, 2004, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ____________________, to me known to be the ________________ of BIT
HOLDINGS FORTY-EIGHT, INC., a Maryland corporation, the corporation named in and which executed the foregoing instrument; and he/she acknowledged to me that he/she signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned.

      I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

      WITNESS my hand and official seal the day and year in this certificate above written.

                      ______________________________________________
                      Signature

                      ______________________________________________
                      Print Name

                      NOTARY PUBLIC in and for the State of
                      Washington, residing at _____________________.
                      My commission expires _______________________.

                                                              AMEND TO LEASE 3.2

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF __________    )

      On this _______ day of _______________, 2004, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared ____________________________, known to me to be the _____________________ of PEERLESS SYSTEMS IMAGING PRODUCTS, INC., a Washington corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

      I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

      WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                           ______________________________________
                           Signature

                           ______________________________________
                           Print Name

                           NOTARY PUBLIC in and for the State of
                           Washington, residing at ____________.
                           My commission expires ______________.

                                                              AMEND TO LEASE 3.2